UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2016

BLOW & DRIVE INTERLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

137 South Robertson Boulevard, Suite 129
Beverly Hills, CA 90211
(Address of Principal Executive Offices) (Zip Code)

(818) 299-0653
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01

Entry into a Material Definitive Agreement.

On or about January 6th, 2016, we entered into an Exclusive Distribution Agreement with Kimberly Gleeson, now DBA Blow & Drive of Houston (“B&DH”), under which we granted BD&H the exclusive right to lease, install, service, remove and support our proprietary breath alcohol ignition interlock device (the “BDI-747/1”) for the Texas counties of Harris, Montgomery, Walker, San Jacinto, Liberty, Chambers, Galveston, Grimes, Fort Bend, Brazoria, and Waller. Texas is the leading state in the United States for ignition interlock devices (leading in terms of number of units on the road) and this will be our second service center in the state. This is in keeping with our general goal to have centers servicing the entire state of Texas. In exchange for the exclusive rights in these Texas counties, BD&H paid us a onetime software license and support fee of $10,000, as well as a $150 per unit registration fee and $35 per month for each BDI-747/1 unit BD&H has in their inventory or on the road beginning thirty (30) days after BD&H receives the unit. We received the $10,000 license and support fee on or about January 6th, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLOW & DRIVE INTERLOCK CORPORATION

By:	/s/ Laurence Wainer
Name:	Laurence Wainer
Title:	Chief Executive Officer and Chief Financial Officer

Date: February 22, 2016

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Exclusive Distribution Agreement with BD&H dated January 6, 2016